Exhibit 99.1
JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13G, including all amendments thereto. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 9th day of July, 2024.

HAYFIN MANAGEMENT LIMITED

By:	/s/ Daniel Rewalt
	Name:	Daniel Rewalt
	Title:	Authorised Signatory

HAYFIN SOF II GP LIMITED

By:	/s/ Samit Ghosh
	Name:	Samit Ghosh
	Title:	Director

HAYFIN SPECIAL OPPORTUNITIES FUND II LP, acting by its general partner, HAYFIN SOF II GP LP, acting by its general partner, HAYFIN SOF II GP LIMITED

By:	/s/ Samit Ghosh
	Name:	Samit Ghosh
	Title:	Director

HAYFIN TOPAZ GP LIMITED

By:	/s/ Samit Ghosh
	Name:	Samit Ghosh
	Title:	Director

HAYFIN TOPAZ LP, acting by its general partner, HAYFIN TOPAZ GP LIMITED

By:	/s/ Samit Ghosh
	Name:	Samit Ghosh
	Title:	Director

HAYFIN OPAL III GP LIMITED

By:	/s/ Jessica Gray
	Name:	Jessica Gray
	Title:	Director

HAYFIN OPAL III LP, acting by its general partner, HAYFIN OPAL III GP LIMITED

By:	/s/ Jessica Gray
	Name:	Jessica Gray
	Title:	Director

HAYFIN SOF II USD CO-INVEST LP, acting by its general partner, HAYFIN SOF II GP LIMITED

By:	/s/ Samit Ghosh
	Name:	Samit Ghosh
	Title:	Director